EXHIBIT 21.01

                 LIST OF SUBSIDIARIES OF OCEAN POWER CORPORATION

The following are subsidiaries of Ocean Power Corporation, a Delaware corporation:

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         Subsidiary                        Jurisdiction of Incorporation         Other Business Names
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
Sigma Elektroteknisk, AS                   Norway                                N/A

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Ocean Power UK Limited                     England                               N/A

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Advanced Power Sources Corporation         Delaware                              N/A

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Integrated Water and Power Corporation     Delaware                              N/A

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Manufacturing Technologies Corporation     Delaware                              N/A

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